                                                                      Exhibit 21

               SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
               --------------------------------------------------

The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries, 41 South High Ltd., The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Fourteen Corporation, Airbase Realty Company, HNB Clearing, Inc., National Returns Clearinghouse, Ltd., The Check Exchange System Co., Thirty-Seven Corporation, Vehicle Reliance Company, Huntington Trade Services, Inc., Huntington Trade Services, Asia, Limited (Hong Kong), Cybermark L.L.C., Huntington Merchant Services L.L.C., First Macomb Mortgage Company (Michigan), and Huntington Insurance Agency, Inc. (Florida).

CB&T Capital Investment Company, Inc. (West Virginia).

Huntington Bancshares Florida, Inc.

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

The Huntington Acceptance Company

The Huntington National Life Insurance Company (Arizona)

Huntington Bancshares Ohio, Inc.

The Huntington State Bank and its direct and indirect subsidiaries, Huntington Insurance Agency Services, Inc., Huntington Insurance Agency, Inc., Huntington Life Insurance Agency, Inc., Huntington Insurance Agency, Inc.
(Michigan), and Huntington Property and Casualty Insurance Agency, Inc.

The Huntington Service Company

The Huntington Community Development Corporation

Security First Network Bank, FSB (United States) and its direct subsidiary, Security First Technologies, Inc. (Kentucky).*

Money Station, Inc.

Heritage Service Corporation

Huntington Capital I

* - Huntington owns less than 5% voting interest in Security First Network Bank, FSB, which owns 100% of Security First Technologies, Inc.; however, Huntington is deemed by the Federal Reserve Board to have a controlling interest in Security First Technologies, Inc.